                                                                    Exhibit 99.3

                               [Logo of Prandium]
                     PRANDIUM, INC. and FRI-MRD CORPORATION
                               FIRST SUPPLEMENT TO
                  OFFERING MEMORANDUM AND DISCLOSURE STATEMENT

This supplement amends the Prandium, Inc. and FRI-MRD Corporation Offering Memorandum and Disclosure Statement dated April 1, 2002.

The last paragraph on the cover page should be deleted and replaced with the following:

         RECOMMENDATIONS: The Boards of Directors of Prandium, Inc. and FRI-MRD Corporation each recommend unanimously that all security holders entitled to vote submit ballots to accept the Plan. The representative of holders of 100% of FRI-MRD's 14% Senior Secured Discount Notes and approximately 90% of FRI-MRD's 15% Senior Discount Notes has agreed to vote to accept the Plan, subject to certain conditions. The Informal Committee is supportive of the Plan and, as of the date hereof, members holding in excess of 40% of Prandium's 9-3/4% Senior Notes have entered into a lock-up agreement with the Company agreeing to support the plan, subject to certain conditions. The remaining member of the Informal Committee is in the process of reviewing documents under which it would agree to vote in favor of the Plan.

The word "58%" in the fourth paragraph of page 2 should be replaced with "over 50%".

Dated: Irvine California
        April 5, 2002